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                                                                   EXHIBIT 10.12

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 14th day of May, 1999 by and among eMERGE Vision Systems, Inc., a Delaware corporation ("Buyer") and Professional Cattle Consultants, L.L.C. an Oklahoma Limited Liability Company ("Seller").

                                    RECITALS

         A. Seller is in the business of developing, and marketing, a data network and/or software services for use in agriculture, veterinary medicine, and animal food sciences markets (the "Business") including the network/software product commonly referred to as "Benchmark" (the "Software Program"); and

         B. Seller desires to sell, and Buyer desires to purchase, the Business and substantially all of the tangible and intangible assets used in the Business, including, but not limited to, the Software Program, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:


                             ADDITIONAL DEFINITIONS

         Buyer and Seller agree that the following defined terms shall have the meanings stated below throughout this Agreement.

         "Anderson" shall mean Arlen Anderson, an individual who is a co-manager of Seller and officer of Lextron.

         "Lextron" shall mean Lextron, Inc., a Colorado corporation. Lextron is the investor in fifty percent of the outstanding membership units of Seller.

         "To The Best Of Seller's Knowledge" shall mean to the actual knowledge of Tom Tippens and Roberta Tippens after reasonable investigation and/or due diligence, and shall not include any knowledge whatsoever (actual, imputed, by estoppel, or otherwise) of Anderson or Lextron or any of Lextron's officers, directors, representatives, employees or agents except as specifically provided herein.

         "VetLife Contract" shall mean the Agreement for Data Processing and Management Services dated February 4, 1999 between Seller and VetLife, a division of Ivy Animal Health, Inc., a Delaware corporation, a copy of which is attached to this Agreement as Appendix One.
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                                   AGREEMENTS

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         1.1 Effective as of the close of business on the Closing Date (as defined in Section 1.1.1) and subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, Seller shall sell, convey, transfer, assign, and deliver to Buyer at the Closing (as defined in Section 1.1.1), and Buyer shall purchase from Seller, all of the properties, business, and assets of Seller used in connection with the Business, of every kind and description, personal and mixed, tangible and intangible, wherever located (except the Excluded Assets, defined in Article II) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  1.1.1 all of Seller's inventory as of the Closing Date, including, without limitation: (i) computer program code (in all media) and materials, including the Software Program; (ii) computer program documentation, including user materials; (iii) all other unused or reusable materials, stores, supplies, works in progress, finished goods, product samples, packaging, and shipping materials, as listed on Schedule 1(a) hereto (collectively, the "Inventory");

                  1.1.2 all of Seller's technical and descriptive materials (other than Inventory) if any relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, but not limited to, all technical and programming notes, if any (the "Technical Documentation");

                  1.1.3 all of the rights and benefits accruing to Seller, if any, under or pursuant to any and all contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity relating to the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, in each case relating to or arising out of the Business, including, but not limited to: (i) licenses from third parties; (ii) development contracts, work-for-hire agreements, and consulting and employment agreements; (iii) distributorships and manufacturer's representation contracts; (iv) licenses and sublicenses to others; and (v) maintenance, support, or enhancement agreements, if any and as listed on
Schedule 1(c) hereto (collectively, the "Software Contracts");

                  1.1.4 all of Seller's equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools) used in the Business, if any and as listed on Schedule 1(d) hereto (the "Computer Equipment"), including, but not limited to, Seller's rights under all related warranties if any;

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                  1.1.5 all of Seller's other equipment, including, but not
limited to, all furniture, office equipment, and other personal property, as listed on Schedule 1(e) hereto;

                  1.1.6 all accounts receivable of Seller relating to the Business, arising from sales of products in the ordinary course of business as of the date of this Agreement, including all license fees and maintenance fees and charges owing or to become owing to Seller under Software Contracts, as are listed on Schedule 1(f) hereto (the "Accounts Receivable");

                  1.1.7 all operating data and records of Seller related to the Business, including, but not limited to, all customer lists, vendor lists, price lists, correspondence, customer files, account histories, customer specifications, dealer and distributor lists, promotional materials, sales literature, art work, sales data, and other historical and current information relating to sales, financial, accounting, and credit records, correspondence, budgets, and other similar documents and records, if any;

                  1.1.8 all of the rights and benefits accruing to Seller under or pursuant to the Accounts Receivable, contracts, agreements, including, but not limited to, all distributorship or sales representation agreements, licenses, leases, arrangements, commitments, and unshipped, open, and blanket purchase orders, other than the Software Contracts, all as identified on
Schedule 1(h) (the "Purchased Contracts");

                  1.1.9 all claims, if any, Seller may have against any person relating to or arising from the Purchased Assets, the Software Contracts, the Purchased Contracts, or the Business, including rights to recoveries for damages or defective goods, refunds, insurance claims, and chooses in action;

                  1.1.10 all of Seller's right, title, and interest in and to, if any, the name "PCC," and "Professional Cattle Consultants, L.L.C.", and all variants thereof if any, all of Seller's right, title, and interest in and to the Internet domain name "PCC-Online.Com" and all iterations or permutations thereof and the registrations therefor if any, any and all trademarks, service marks, trade names, and copyrights of Seller and all licenses, registrations, and applications therefor, if any, and all Seller's other intellectual property rights, rights to the data compiled through the use of the Software Program technology, if any, know-how, trade secrets, computer software, code, slogans, patents, formulae, processes, if any, and other similar intangible rights relating to the Business if any (the "Intellectual Property"), as are listed on
Schedule 1(j) hereto; and

                  1.1.11 all of Seller's right, title, and interest in and to the goodwill of Seller relating to the Business and all other assets of every kind and description, wherever located, used or useful in, or related to the Business if any.

                                   ARTICLE II

                                 EXCLUDED ASSETS

         2.1 Notwithstanding Article I, Seller is not selling or assigning to Buyer, and the Purchased Assets shall not include, any of the following (collectively, the "Excluded Assets"):

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                  2.1.1 all cash consideration to be received by Seller, and
Seller's other rights, under this Agreement;

                  2.1.2 all limited liability company records, equity record books, files, and other documentation of Seller, not relating to operation of the Business or the Purchased Assets;

                  2.1.3 all of Seller's cash, cash equivalents, deposits in banks, securities, and prepaid and deferred items, existing on the Closing Date with respect to the Business;

                  2.1.4 any items of the Purchased Assets that Buyer expressly elects not to accept or otherwise take;

                  2.1.5 any rights of Seller under covenants not to compete between Seller and Lextron and Seller and Anderson both dated February 14, 1997, which covenants not to compete shall be terminated prior to the Closing Date;

                  2.1.6 any rights of Seller under the following agreements:

                           a) Seller's Operating Agreement with its members
dated February 14, 1997;

                           b) Seller's Membership Interest Buy-Sell Agreement
dated February 14, 1997; and

                           c) Seller's Subscription Agreements with Lextron and
PCC Feedlot Investment Services Corporation both dated February 14, 1997; and

                  2.1.7 any tax refunds, tax deposits and similar rights with respect to governmental and taxing authorities.



                                   ARTICLE III

                           PURCHASE PRICE, LIABILITIES
                            AND OTHER RELATED MATTERS

         3.1 Purchase Price. Subject to adjustment as provided herein, the purchase price (the "Purchase Price") for the Purchased Assets shall be cash in the amount of $1,800,000 payable by wire transfer to the following account and the assumption of the Assumed Liabilities (as defined in Section 3.2): BancFirst Weatherford, OK, ABA #103003632, Account # 0453012849, Professional Cattle Consultants.

         3.2 Assumed Liabilities. On the Closing Date, (i) Buyer shall assume and agree to pay, perform, and discharge in full when due the accounts payable and accrued expenses of Seller related solely and directly to the Business for the month of May 1999, including trade accounts payable accrued employee compensation and related payroll taxed and Seller's


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obligations under the Software Contracts and the Purchased Assets (hereafter collectively referred to as the "Assumed Liabilities"), all as listed on
Schedule 3.2 hereto;

         3.3 Non-Assumption of Liabilities and Obligations of Seller. Other than the Assumed Liabilities, Buyer shall not assume or become liable for any liabilities, obligations, or commitments of Seller of any nature whatsoever, including, but not limited to (collectively, the "Excluded Liabilities"): (i) any liabilities or obligations of Seller for Federal, state, local, foreign, or other taxes, including, without limitation, income, sales, use, franchise, real or personal property, or other taxes, assessments, duties, levies, or imposts, or for any penalties or interest with respect to any of the foregoing, related to any other period; (ii) any liabilities or obligations with respect of any pension, profit sharing, medical insurance, or other employee benefit plan or fringe benefit arrangement established or maintained by Seller, whether or not any such plans or benefits thereunder relate to employees who may be employed by Buyer following consummation of the transactions contemplated hereby, including, without limitation, any health insurance benefits payable with respect to costs incurred on or prior to the Closing Date, whether or not claims therefor are submitted on or prior to the Closing Date, and any disability benefits payable with respect to disabilities occurring on or prior to the Closing Date, all of which shall be paid by Seller; (iii) any liabilities or obligations whatsoever to or with respect to any employees or independent contractors of Seller, specifically including, without limitation, any obligations to pay salaries, wages, bonuses, commissions, vacation, severance, or termination pay, employee benefits, health insurance benefits, or unemployment compensation for any period other than May 1 through May 31, 1999; (iv) any liabilities or obligations arising out of any workers' compensation claims relating to employment by Seller, or product liability claims for personal injury, property damage, or otherwise relating to products sold or distributed by Seller; (v) any liabilities, obligations, or commitments for product warranty or returns or exchanges of products sold or distributed by Seller; (vi) any liabilities or obligations, whether or not known to Seller, based on, arising out of or otherwise in respect to any act or omission of Seller, or any other party, or any event or condition on or off any premises of Seller, occurring at any time on or prior to the Closing Date; (vii) any liabilities, obligations, or expenses to be borne by Seller in connection with the negotiation and documentation of this Agreement; and (viii) any other liabilities or obligations of Seller, known, unknown, fixed, contingent, accrued, absolute, or otherwise, except the Assumed Liabilities.

         3.4 Adjustment of Purchase Price. A post-Closing adjustment shall be made to the Purchase Price, in the manner described below, to the extent that the Assumed Liabilities are greater than or less than $25,000. For that purpose, Buyer will, within sixty (60) days of the Closing Date, audit the books and records of the Business to determine the actual value of the Assumed Liabilities. The value of the Assumed Liabilities shall be the value as carried on the books and records of the Business as of the Closing Date, prior to any reduction thereof except that the Software Contracts and the Purchase Contracts shall be deemed to have no value for the purposes of the adjustment under this
Section 3.4.

         3.5 Allocation of Purchase Price. The Purchase Price shall be allocated among each item, class, or category of the Purchased Assets, as reasonably determined by Buyer and set forth on Schedule 3.5. Seller and Buyer shall prepare and file their respective Federal and any state or


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local income tax returns based on such allocation of the Purchase Price. Seller and Buyer shall prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and any such notices and filings shall be prepared based on such allocation of the Purchase Price.


                                   ARTICLE IV

                                   THE CLOSING

         4.1 Time and Place of Closing. The closing of the sale and purchase of the Business and the Purchased Assets (the "Closing") shall take place at 12:00 p.m. local time on May 14, 1999 at the offices of Seller's counsel, Terry W. Tippens, 100 North Broadway 1700 Bank One Tower, Oklahoma City, Oklahoma (the "Closing Date").

         4.2 Seller's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall execute and deliver, or cause to be executed and delivered, as appropriate, to Buyer the following:

                  4.2.1 Bill of Sale and Assignment. A bill of sale substantially in the form attached hereto as Exhibit A and such other forms of assignment, endorsements, and other good and sufficient instruments of sale, assignment, conveyance, and transfer, as may be necessary to sell, assign, transfer, and deliver the Purchased Assets.

                  4.2.2 Assignment and Assumption Agreement. Assignment and assumption agreement in the form attached hereto as Exhibit B, and consents of the appropriate third parties, relating to the assignment and assumption of the Software Contracts and the Purchased Contracts.

                  4.2.3 Assignment of Intellectual Property. Assignment agreement in the form attached hereto as Exhibit C, relating to the assignment of the Intellectual Property.

                  4.2.4 Certified Resolutions. Copies of the resolutions of the managers and members of Seller authorizing the execution, delivery, and performance of this Agreement and all related agreements, documents, and certificates, and the transactions contemplated hereby and thereby, certified as of the Closing Date by at least one of its managers.

                  4.2.5 Confidentiality and Non-Compete Agreement. Confidentiality and non-compete agreement between Roberta Tippens and Buyer, in the capacity as an independent contractor in the form attached hereto as Exhibit D.

                  4.2.6 Certificate of Good Standing. Certificate of good standing of Seller issued by the Secretary of State of Oklahoma, dated not more than fourteen (14) days prior to the Closing Date.

                  4.2.7 Articles of Organization. A copy of the Articles of Organization of Seller,


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and all amendments thereto, certified by the Secretary of State of Oklahoma not more than fourteen (14) days prior to the Closing Date.

                  4.2.8 Secretary's Certificate. A certificate of a manager of Seller, dated as of the Closing Date, certifying a copy of the Operating Agreement of Seller and as to the incumbency and signatures of the authorized manager of Seller executing this Agreement and all other agreements, documents, or certificates contemplated or delivered under this Agreement.

                  4.2.9 Legal Opinion. No legal opinion of counsel is required from either Seller's or Buyer's Counsel.

                  4.2.10 Lien Termination Statements. UCC-3 termination statements with respect to the liens specified in Schedule 4.210 hereto, if any.

                  4.2.11 Other. Such other documents and certificates required to be executed or delivered at the Closing in accordance with the terms of this Agreement or as reasonably required by Buyer or its counsel, including, without limitation, tax clearance certificates from the appropriate governmental authorities if requested by Buyer in a reasonable period of time prior to the Closing Date.

         4.3 Buyer's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall execute and deliver, as appropriate, to Seller the following:

                  4.3.1 Purchase Price. Payment of the Purchase Price.

                  4.3.2 Assignment and Assumption Agreement. Assignment and assumption agreement in the form attached hereto as Exhibit B relating to the assignment and assumption of the Software Contracts and the Purchased Contracts.

                  4.3.3 Certified Resolutions. Unless waived by Seller, resolutions of Buyer's directors authorizing the execution, delivery, and performance of this Agreement and all related agreements, documents and certificates, and the transactions contemplated hereby and thereby certified as of the Closing Date by its Secretary or Assistant Secretary.

                                    ARTICLE V

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

         Seller, PCC Feedlot Investment Services Corporation, [AN OKLAHOMA CORPORATION,] Tom Tippins and Terry Tippins jointly and severally represents and warrants to Buyer, on and as of the date hereof and on and as of the Closing Date, as follows:

         5.1 Organization of Seller. Seller is an Oklahoma limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and is


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duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties owned or held under lease by Seller or the nature of the businesses transacted by Seller requires such qualification. In this regard, Seller has not qualified to do business in any state except for Oklahoma.

         5.2 Power and Authority. Seller has all requisite power and authority to own, lease, and operate its properties, to conduct its business as it has been and is now being conducted, to enter into this Agreement, and all other agreements or documents to be executed or delivered in connection herewith, and, subject to any required approvals or consents by other parties to contracts to which Seller is a party (which shall be obtained by Seller prior to Closing), to perform the obligations to be performed by it hereunder. All member and other actions required to be taken by or on the part of Seller to execute, deliver, and carry out the terms of this Agreement and all other agreements or documents to be executed or delivered in connection herewith, and to authorize Seller to sell, assign, transfer, convey, and deliver the Purchased Assets to Buyer, have been duly and properly taken. This Agreement and all other agreements and documents to be executed and delivered by Seller in connection herewith, when executed and delivered, shall constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms and this Agreement.

         5.3 Subsidiaries. Seller does not own, directly or indirectly, any outstanding capital stock, or securities convertible into capital stock, of any other corporation or any participating interest in any partnership, joint venture, or other business enterprise.

         5.4 No Violation to Result. The execution and delivery of this Agreement and all other agreements and documents to be executed or delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby:

                  5.4.1 are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or operating agreement of Seller or any note, debt instrument, security agreement, or mortgage, or any other contract or agreement, written or oral, to which Seller is a party or by which Seller or any of its properties or assets are bound;

                  5.4.2 will not be an event that, after notice or lapse of time or both, will result in any such material violation, breach, conflict, default, or acceleration;

                  5.4.3 will not result in a material violation under any law, judgment, decree, order, rule, regulation, or other legal requirement of any governmental authority, court or arbitration tribunal, whether Federal, state, or local (within the United States or otherwise) at law or in equity, and applicable to Seller or any of its properties or assets;

                  5.4.4 will not result in the creation or imposition of any lien, option, encumbrance, security agreement, restriction, charge, or claim of any kind in favor of any third party upon any of the properties or assets of Seller; and

                  5.4.5 will not result in the termination of any contract, lease, or other


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commitment of Seller relating to the Business, including, without limitation, any of the Software Contracts and Purchased Contracts.

         5.5 No Existing Material Defaults. Seller is not in default of, and has no notice or knowledge of any default under: (i) any of the terms of any note, debt instrument, security agreement, mortgage, or under any other commitment, contract, agreement, license, lease, or other instrument, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound including, without limitation, any of the Software Contracts and Purchased Contracts; or (ii) any law, judgment, decree, order, rule, regulation, or other legal requirement of any governmental authority, court, or arbitration tribunal whether Federal, state, or local (within the United States or otherwise), at law or in equity, and applicable to it or to any of its properties or assets. To The Best Of Seller's Knowledge, there exists no condition or event that, after notice or lapse of time or both, would constitute a material default under any of the foregoing.

         5.6 Financial Statements. Attached hereto as Schedule 5.6 are Seller's financial statements as of April 30, 1999.

         5.7 Adverse Changes. From March 31, 1999 to the Closing Date, the Business has been conducted only in the ordinary and regular course, and there have not been any material adverse changes in the condition (financial or otherwise), assets, liabilities, commitments, business prospects of the Business, the Purchased Assets, or the Assumed Liabilities except that Seller has or will terminate its covenants not to compete with Lextron and Anderson prior to the Closing Date.

         5.8 Taxes. Seller has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate Federal, state, and local authorities (within the United States or otherwise) all tax returns, information returns, and other reports required to be filed and has paid (or caused to be paid) in full all taxes, interest, penalties, assessments, or deficiencies, if any, currently due to, or claimed to be currently due by, any taxing authority, excepting only any such taxes that are being duly and timely contested in good faith by Seller and adequately reserved on the books of Seller. Seller has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Seller is not a party to any pending action or proceeding, nor is To The Best Of Seller's Knowledge any such action or proceeding threatened against Seller by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against Seller. During the course of any audit currently in process or not completed, no issues have been suggested by any representative of any governmental authority that, if asserted, would To The Best Of Seller's Knowledge result in a proposed assessment of taxes, interest, or penalties against Seller. Seller has not executed or filed any consent agreement to extend the period for assessment or collection of any taxes.

         5.9 Condition of Assets. All equipment and other items of tangible personal property owned, leased, or otherwise used by Seller in the Business and included in the Purchased Assets, are now and on the Closing Date shall be (i) in the possession of Seller and in good, useable


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condition and repair for the current use, ordinary wear and tear excepted and
(ii) reasonably adequate for the conduct of the Business as currently conducted. All equipment and other items of tangible personal property owned, leased, or otherwise used by Seller in the Business and included in the Purchased Assets, are located at the premises listed on Schedule 5.9.

         5.10 Title to Assets. At the Closing, Seller shall have and shall transfer to Buyer, good and marketable title to all of Seller's equipment, computer equipment, accounts receivable, records, claims, and names constituting a portion of the Purchased Assets, which shall be free and clear of any mortgage, pledge, lien, conditional sale or other agreement, option, encumbrance, restriction, charge, or claim of any kind. There are no assets used in the operation of the Business that are not included in the Purchased Assets, and the Purchased Assets include all of the assets and properties necessary to operate the Business in the same manner as it is currently conducted.

         5.11 Inventory. Schedule 1(a) constitutes a true and complete list of all Inventory.

         5.12 Licenses and Permits. To The Best Of Seller's Knowledge Seller possesses all material licenses and other required governmental or official approvals, permits, and authorizations, as to which the failure to so possess would have a material adverse effect on the Business, financial condition, or results of operations of Seller. To The Best Of Seller's Knowledge all such licenses, approvals, permits, and authorizations are in full force and effect, Seller is in material compliance with their requirements, and no proceedings are pending or, To The Best Of Seller's Knowledge threatened, to revoke or amend any of them. To The Best Of Seller's Knowledge, Schedule 5.12 hereto contains a complete list of all such licenses, approvals, permits, and authorizations.

         5.13 Consents. Some consents of third parties are required in connection with the execution, delivery, and performance of this Agreement by Seller.

         5.14 Intellectual Property. Schedule 1(j) constitutes a true and complete list of all Seller's Intellectual Property. Seller only has contract rights and obligations to process data, which rights are included in the Purchased Assets and Seller's rights to process the data are assignable to Buyer at the Closing. Seller is not in default under any such licensing or similar agreements, and has not received any notice of conflict with or infringement (or alleged infringement) of any rights of others. To The Best Of Seller's Knowledge Seller does not infringe upon any proprietary right of any third party. Seller's use in the Business of any technical or proprietary data has not required and does not require the payment of any royalty or similar payment to any Person, and, on the Closing Date, Seller will transfer to Buyer Seller's rights to all the Intellectual Property and its rights process data without the payment of any royalty or other special consideration. In addition to, and without limiting the generality of the foregoing, Seller has and will convey to Buyer at the Closing Seller's rights if any, to use the names "P.C.C." and "Professional Cattle Consultants, L.L.C." and any names similar thereto, and the rights to use the Internet domain name "PCC-Online.Com" and all iterations and permutations thereof, together with all logos, slogans, trademarks, and service marks relating thereto or heretofore used by Seller in connection therewith. To the Best Of Seller's Knowledge,


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there are no names similar to the names specified in the prior sentence, used in the agriculture, veterinary medicine, and animal food sciences markets. Seller has at all times maintained in reasonable and material confidence all data owned by third parties. Seller owns exclusively otherwise or that it has not conveyed to any third party any interest in, the rights (including copyright rights) to the data compiled through the use of the Software Program (the "Data"). The Data has been selected, coordinated, and arranged in a manner materially original with Seller. No person has challenged Seller's use and manipulation of the Data. To the Best Of Seller's Knowledge, there are no material Federal or state laws or regulations, or restrictions of any third party, restricting such rights to use, manipulate, or convey the Data. As used in this Agreement, the term
"Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind, as the context requires.

         5.15 Procedures for Copyright Protection. Seller has not filed for any copyright protection.

         5.16 Procedures for Trade Secret Protection. Seller has promulgated and used its best efforts to retain its trade secrets. To The Best Of Seller's Knowledge there have not been any material violation of its trade secrets by any Person. The source code and system documentation relating to the Software
Program: (i) have at all times been maintained in reasonable confidence; and
(ii) have been disclosed by Seller only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties to Seller and who are obligated to keep such information confidential.

         5.17 Personnel Agreements. Anyone, including, but not limited to, all employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Program, Technical Documentation, or Intellectual Property on behalf of Seller either:
(i) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable Federal and state law that has afforded Seller original ownership of any tangible and intangible property thereby arising; or
(ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed, in accordance with applicable Federal and state law, to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

         5.18 Adequacy of Technical Documentation. The Technical Documentation includes the necessary source code, system documentation, statements of principles of operation, and schematics for the Software Program, as well as any necessary and pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. To The Best Of Seller's Knowledge the Technical Documentation also includes any necessary programs (including compilers), "workbenches," tools, and higher level (or "proprietary") languages used for the development, maintenance, and implementation of the Software Program.

         5.19 Third-Party Components in the Software Program. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Program and the Technical Documentation, pursuant to the Software Contracts identified as "licenses from third parties" in Schedule 1(c). The Software Program and the Technical Documentation contain no other programming or materials in which any third party has claimed superior, joint, or common ownership, including any right or license. The Software Program and the Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Purchased Assets.

         5.20 Third-Party Interests or Marketing Rights in the Software Program. Seller has not granted, transferred, or assigned any material right or interest in the Software Program, the Technical Documentation, or the Intellectual Property to any Person except to persons entitled to the same and except pursuant to the Software Contracts identified in Schedule 1(c). Except as set forth in Schedule 1(c), all Software Contracts identified in Schedule 1 (c) describe the end-user agreements and, grants to the end-user thereunder. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Program or any other independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified in Schedule 1(c).

         5.21 Year 2000 Compliance. To The Best Of Seller's Knowledge the Software Product is materially Year 2000 Compliant.

         5.22 Equipment. Schedules 1(d) and 1(e) hereto constitutes a true and complete list of the Computer Equipment and other equipment owned by Seller or with respect to which it may have ownership rights. Each such piece of equipment is located at Seller's premises indicated on Schedule 0.

         5.23 Litigation; Warranty Claims. Except as set forth on Schedule 5.23, for the five (5) year period occurring immediately prior to the date of this Agreement, there has not been and currently there is no litigation, suit, proceeding, action, claim, or investigation, at law or in equity, pending or, To The Best of Seller's Knowledge, threatened against or affecting Seller or involving any property or assets of Seller, before any court, agency, authority, or arbitration tribunal, including, but not limited to, any claims related to processing data, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits, or proceedings relating to toxic materials, hazardous substances, pollution, or the environment. There is not any such litigation, suit, proceeding, action, claim, or investigation that relates to the Purchased Assets or the transactions contemplated hereby. Seller is not subject to or in default with respect to any notice, order, writ, injunction, or decree of any court, agency, authority, or arbitration tribunal. Schedule 5.3 lists all warranty claims asserted against Seller during the three (3) year period occurring immediately prior to the date of this Agreement, relating to products sold or distributed by Seller.

         5.24 Compliance with Laws. To The Best Of Seller's Knowledge Seller and the Purchased Assets are in compliance with all material laws, statutes, rules, regulations, and other requirements imposed by Federal, state, local, and other governmental authorities applicable to the operation or ownership of the Business or the Purchased Assets.

         5.25 Employee Benefits. Except as set forth on Schedule 5.25, Seller has not established or maintained or is not obligated to make contributions to or under or otherwise participate in, with respect to any current or former employee, director, or independent contractor of the Seller: (i) any equity option, restricted equity, equity appreciation rights, bonus, or other type of incentive compensation plan, program, agreement, or arrangement; (ii) any severance, pension, profit-sharing, thrift or savings, retirement, deferred compensation, employee equity ownership, employee equity purchase, or supplemental executive retirement plan, agreement, or arrangement; or (iii) any life insurance, death benefit, health and hospitalization, disability, employee assistance, education or tuition assistance, vacations benefit or fringe benefit plan, or other employee benefit plan, program, agreement, or arrangement. All such plans listed on Schedule 5.25 in which any of the Seller's employees participate (collectively, the "Employee Benefit Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules, and regulations and are fully funded. Seller has no obligation or commitment (formal or informal) to create any new benefit plan or program, or to amend any existing Employee Benefit Plan to increase the benefits thereunder.

         5.26 Employee Matters; Labor Relations.

                  5.26.1 Employment Agreements. None of the employees of the Business are covered by employment contracts, written or oral except that Tom Tippens and Joe Young are subject to covenants not to compete and Anderson and Lextron were subject to covenants not to compete that were terminated prior to the Closing Date. None of the employees of the Business are members of any union or covered by any union contracts. Seller is not aware of any plan or solicitation of employees of the Business to form or join a union in the past two (2) years. To The Best Of Seller's Knowledge Seller is not a party to or bound by any employment agreement (written or oral) or any collective bargaining or other labor agreement that has affected the Purchased Assets, or any employees of the Business that Buyer may hire after the Closing Date except as disclosed in the first sentence of this subsection 5.27.1.

         5.27 Labor Laws. With respect to Seller's employees, To The Best Of Seller's Knowledge Seller has complied in all material respects with the Immigration Reform and Control Act of 1986, as amended, and all other applicable Federal, state, or local laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, non-discriminatory hiring, promotional and employment practices and procedures, collective bargaining and payment of Social Security, unemployment compensation, workers' compensation, and similar taxes, and Seller is not presently liable to any Person or governmental agency for any wage in arrears or subject to any liabilities or penalties for failure to comply with any of the foregoing laws. With respect to Seller's employees, there are no outstanding charges or claims of a material nature against Seller or any of its managers, agents, or employees involving any alleged or actual violation of Seller or any such Person of any provision of the National Labor Relations Act, the Age Discrimination in Employment Act, the Equal Employment Opportunity Act of 1964, or any other material Federal, state, or local law concerning equal employment opportunities, equal pay legislation, or wage and hour obligations contained in the Fair Labor Standards Act; nor, there been any threat of any such claim or charge.

         5.28 Insurance. Seller presently maintains and has at all times prior to the date hereof maintained, liability casualty, property loss, and other insurance coverage to the extent it deemed appropriate on the Purchased Assets and with respect to the Business. Schedule 5.28 is a true and complete list of all policies of insurance relating to the Business, the Purchased Assets, and the Assumed Liabilities, whether currently in force or otherwise applicable to any current or future liability, setting forth the type of coverage, policy number, policy periods, and the status of premiums paid thereon.

         5.29 Leases, Contracts, and Other Commitments.

                  5.29.1 Contracts and Other Commitments. Except for the Purchased Contracts described in Schedule 1(h) attached hereto, the Software Contracts described in Schedule 1(c), and the Property Leases, Seller has no outstanding contracts or other commitments, written or oral, for the performance or receipt of services, or for the payment of monies, or for the purchase, sale, lease, license, use, or acquisition of real or personal property of any kind or character relating to the Business, the Purchased Assets, or the Assumed Liabilities, except for the purchase orders, sales orders, and other similar commitments incurred in the ordinary course of business which (i) in the case of contracts or commitments that involve the performance of services or the sale of products by Seller, do not involve the payment to Seller of any amount in excess of Five Thousand Dollars ($5,000.00) in any single case and Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, (ii) in the case of contracts or commitments that involve the receipt of services or the purchase, lease, or other acquisition of property by Seller, do not involve the payment of any amount in excess of Five Thousand Dollar ($5,000.00) in any single case or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, and (iii) in either case, none of which, by its terms, cannot be performed within one (1) year from the date of such contract or commitment. Specifically, without limiting the generalities of the foregoing, Seller has no written or oral contract, agreement, or understanding with any sales representative, commission agent, distributor, consultant, or similar Person, nor any written or oral employment contract, agreement, or understanding with any Person, that relates to the Business, the Purchased Assets, or the Assumed Liabilities, except as may be disclosed in the attached Schedule 1(h).

                  5.29.2 Property Leases. Schedule 5.29.2 identifies each of the real properties in which Seller has a valid and subsisting leasehold interest and describes each of the Property Leases thereto. Seller does not own any real property that is used in or useful in the operation of the Business. The real property which Seller leases is leased from Tom Tippens and Roberta Tippens who are related parties to Seller.

                  5.29.3 Compliance with Contracts. Seller is in material compliance with the provisions of all material contracts, leases, and other commitments that relate to the Business, the Purchased Assets, and the Assumed Liabilities, and no material default exists by any party to any such contract, lease, or commitment; furthermore, To The Best Of Seller's Knowledge no event has occurred that, with the passage of time or giving of notice or both, would constitute a material default under any such contract, lease, or commitment, and To The Best Of Seller's Knowledge Seller is not aware of any event or circumstance that caused such a default or event to occur. To The Best Of Seller's Knowledge all such contracts, leases, and commitments are materially valid, binding, and enforceable in accordance with their terms and are in full force and effect. To The Best Of Seller's Knowledge no outstanding purchase commitment of Seller is in excess of the normal, ordinary, and usual requirements of the Business, and no contract price in any outstanding purchase commitment of Seller is excessive of the current market prices for the relevant materials, products, commodities or services. To The Best Of Seller's Knowledge no outstanding sales or lease commitment by Seller in connection with the Business obligates Seller to sell or lease any products or services at a price which, in view are currently prevailing and projected costs of manufacturing, overhead and administrative and general expenses applicable thereto, would result in, when all such sales and lease commitments are taken in the aggregate, any material loss.

         5.30 Accounts Receivable. Schedule 1(f) constitutes a true and complete list of all material Accounts Receivable. All Accounts Receivable arose from bona fide transactions in the ordinary course of business and To The Best Of Seller's Knowledge are not subject to any material offset, counterclaim, or set-off. Since March 31, 1999, all Accounts Receivable have been collected only in the ordinary course of business.

         5.31 Accounts Payable. Schedule 3.2 constitutes a true and complete list of all accounts payable and accrued expenses included within the Assumed Liabilities. To The Best Of Seller's Knowledge all such accounts payable and accrued expenses arose from bona fide transactions in the ordinary course of business.

         5.32 Customers. Attached hereto as Schedule 5.32, is a complete and accurate list of Seller's material customers during the twelve (12) month period ending as of the date hereof. There are no outstanding disputes with any customer listed on Schedule 0 and no such customer has refused to, or stated its intention not to, continue to do business with Seller any successor to Seller's business or otherwise to materially change its arrangements with Seller.

         5.33 Related Party Transactions. Except as stated below, and none of the members, managers, or officers of Seller: (i) are currently a party to any transaction with Seller, including, but not limited to, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, limited liability company, trust, or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest;
(ii) own, directly or indirectly, any interest in, excepting not more than five percent (5%) equity holdings for investment purposes, securities of any publicly held or traded company; (iii) are an officer, director, employee, or consultant of any Person that is a competitor, customer, or supplier of Seller; (iv) own, directly or indirectly, in full or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, trade secret, or confidential information that Seller is using or the use of which is necessary for the Business; or (v) have any cause of action or other claim whatsoever against, or owes any amount to Seller:

                  5.33.1 Operating Agreement between Sellers and its members dated February 14, 1997;

                  5.33.2 Membership Buy-Sell Agreement between Seller and its members dated February 14, 1997;

                  5.33.3 Subscription Agreement between Seller and Lextron dated February 14, 1997;

                  5.33.4 Covenant Not to Compete between Seller and Lextron dated February 14, 1997, which covenant not to compete will be terminated prior to the Closing Date;

                  5.33.5 Covenant Not to Compete between Seller and Anderson dated February 14, 1997, which covenant not to compete will be terminated prior to the Closing Date;

                  5.33.6 Subscription Agreement between Seller and PCC Feedlot Investment Services Corporation dated February 14, 1997;

                  5.33.7 Covenant Not to Compete between Seller and PCC Feedlot Investment Services Corporation February 14, 1997;

                  5.33.8 Covenant Not to Compete between Seller and Tom Tippens February 14, 1997;

                  5.33.9 Covenant Not to Compete between Seller and Roberta "Bobbie" Tippens February 14, 1997; and

                  5.33.10 Lease pursuant to which Tom Tippens and Roberta Tippens lease to Seller real property located at 211 Main Street, Weatherford, Oklahoma.

         5.34 Brokers. Except as stated in this Section 5.34, Seller has not expressly or implicitly retained any broker, finder, investment banker, or financial advisor in connection with this Agreement or the transactions contemplated hereby. Except as provided below, Seller has not taken any actions that will cause Buyer to incur or be required to pay, any broker, finder, investment banker, financial advisor, or similar fee in connection with this Agreement or any transaction contemplated hereby, to any Person acting as broker, finder, investment banker, financial advisor, or in any similar capacity on behalf of Seller. Seller has consulted with Doering & Eastwood and Seller shall be solely responsible for paying all fees owed to Doering & Eastwood.

         5.35 Full Disclosure. No representation or warranty of Seller, and none of the material information furnished by Seller or by any of the authorized managers, officers, employees, agents, accountants, or representatives of Seller, to Buyer pursuant to this Agreement, or the information contained in the Schedules to this Agreement, or any other information furnished to

Buyer by Seller or by any of the authorized directors, officers, employees, agents, accountants, or representatives of Seller at any time prior to the Closing (pursuant to the request of Buyer or otherwise) contains any material misstatement of a fact or omits any fact required to be stated herein or therein or necessary to make all such statements and information not misleading.

         5.36 True Copies. To The Best Of Seller's Knowledge all documents furnished to Buyer by or on behalf of Seller are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         5.37 Lextron Representation and warranties. Lextron, as a fifty percent owner of Seller, hereby joins Seller and the other parties identified in the beginning of Article 5 in the following representations and warranties contained herein: Section 5.1, 5.2, and 5.34.

         5.38 Survival of Representations and Warranties. The representations and warranties of Seller made in this Agreement are correct, true, and complete in all material aspects as of the date hereof and will be correct, true, and complete in all material aspects at the Closing Date with the same force and effect as though such representations and warranties had been made at the Closing Date, and shall survive the Closing only as provided in Article IX.

                                   ARTICLE VI

                               REPRESENTATIONS AND
                               WARRANTIES OF BUYER

         6.1 Buyer represents and warrants to Seller, on and as of the date hereof and on and as of the Closing Date, as follows:

         6.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         6.3 Power and Authority. Buyer has all requisite power and authority to enter into this Agreement, and all other agreements in connection herewith, and to perform the obligations to be performed by it hereunder. All corporate and other proceedings required to be taken by or on the part of Buyer to execute, deliver, and carry out the terms of this Agreement, and all other agreements or documents to be executed or delivered in connection herewith, and to perform its obligations hereunder and thereunder, have been duly and properly taken. This Agreement, and all other agreements and documents to be executed and delivered by Buyer in connection herewith when executed and delivered, constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         6.4 No Violation to Result. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby:

                  6.4.1 are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or bylaws of Buyer or any note, debt instrument, security agreement, or mortgage, or any other contract or agreement, written or oral, to which Buyer is a party or by which Buyer or any of its properties or assets is bound;

                  6.4.2 will not be an event that, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; and

                  6.4.3 will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court, or arbitration tribunal whether Federal, state, or local (within the United States or otherwise) at law or in equity, and applicable to Buyer.

         6.5 Brokers. Buyer has not expressly or implicitly retained any broker, finder, investment banker, or financial advisor in connection with this Agreement or the transactions contemplated hereby. Buyer has not taken any actions that will cause Seller to incur or be required to pay, any broker, finder, investment banker, financial advisor, or similar fee in connection with this Agreement or any transaction contemplated hereby, to any Person acting as broker, finder, investment banker, financial advisor, or in any similar capacity on behalf of Buyer.

         6.6 Special Representations Regarding Lextron and Anderson. Buyer fully understands that Lextron is an inactive investor in Seller, and that Anderson is Lextron's designated appointed manager of Seller. Buyer understands that Lextron and Anderson have not been involved in the day to day management of Seller .

         6.7 VetLife Contract. Buyer is familiar with the terms and provisions of the VetLife Contract. Buyer acknowledges and agrees that to the extent any of Seller's representations, warranties, covenants, and agreements in this Agreement are inconsistent with or otherwise conflict with or contradict in any respect the VetLife Contract, the representations, warranties, covenants, and agreements of Seller herein are modified to be consistent with the terms of the VetLife Contract.

         6.8 Terminations and Covenants Not to Compete. Buyer understands and agrees that prior to the Closing Date Seller intends to and will terminate its Covenants Not to Compete with Lextron and Anderson. Seller acknowledges and agrees that Lextron and Anderson reserve the right to compete in any and all respects against Seller after the Closing Date.


                                   ARTICLE VII
                   FURTHER AGREEMENTS AND ASSURANCES OF SELLER

         7.1 Obligations to Employees. Seller shall terminate the employment of each of its employees as of the Closing Date. To the extent any employee of Seller rejects Buyer's offer of employment made pursuant to Section 7.1 hereof, Seller shall be responsible for, and shall pay, all amounts (excluding any amounts included in the Assumed Liabilities), including wages, salaries, bonuses, commissions, vacation pay, and severance pay, if any, and all other employee benefits due to any or all of Seller's employees or independent contractors. Specifically, but not in limitation of the foregoing, Seller shall be responsible for providing COBRA health continuation coverage under Section 4980B of the Code to all of its employees to the extent required by law, as well as complying with to the extent required by law all Federal, state, and local laws, rules, and regulations promulgated thereunder, relating to the termination of employees, including, but not limited to, the Worker's Adjustment and Retraining Notification Act. Buyer does not assume and Seller shall with respect to matters accruing prior to the Closing Date indemnify, defend, and hold harmless Buyer against any and all obligations and responsibilities with respect to each and every employee of Seller under any employment agreement, current or future pension, retirement, deferred compensation, bonus, profit-sharing, insurance, or similar plan, agreement, arrangement, or formal or informal understanding, for the benefit of employees, in each case whether or not legally binding, that Seller maintains or ever has maintained or to which Seller contributes or ever has contributed or to which Seller is obligated to contribute including, but not limited to, the Employee Benefit Plans. Buyer shall have no liability whatsoever to employees of Seller with respect to accrued benefits under any Employee Benefit Plans for employees' service with Seller prior to the Closing Date, whether or not any of such employees are offered employment by, or become employees of, Buyer. Seller shall be responsible for and shall indemnify, defend, and hold harmless Buyer against all employee benefit claims (including long-term disability and medical and hospitalization claims) of any nature whatsoever and workers' compensation claims: (a) that have arisen on or before the Closing Date for any and all employees of Seller; (b) for employees of Seller who are or become retired on or before the Closing Date with respect to disability, illness, or any other state of facts occurring before or after the Closing Date; and (c) for any and all employees of Seller (or their eligible dependents) with respect to events or situations that may lead to a determination of eligibility or disability, illness, or any other state of facts occurring before the Closing Date. Buyer shall have no liability whatsoever in respect of any of the foregoing accruing or occurring prior to the Closing Date.

         7.2 Non-Disclosure and Non-Competition Relating to the Business. From and after the Closing Date, Seller, PCC Feedyard Investment Corporation, Tom Tippens and Roberta "Bobbie" Tippens each shall not:

                  7.2.1 at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate to any Person, except the authorized attorneys, accountants, or representatives of Seller who have a need to know in connection with their respective services for Seller, in any manner whatsoever, any Confidential Information (as defined in this Section);

                  7.2.2 for a period of five (5) years from and after the Closing Date, in any manner, either directly or indirectly, as an owner, partner, officer, director, consultant, agent, employee, independent contractor, or equity holder (as applicable) of any Person, engage in the business of developing, marketing, distributing, or selling services or software designed to provide information services, imaging tools, or animal supplements (except for the sale, prescription, or distribution of annual supplements in the ordinary course of a bovine and equine veterinary practice) in the markets of veterinary medicine, animal sciences, or human medicine, anywhere within the United States of America;

                  7.2.3 for a period of five (5) years from and after the Closing Date, in any manner, either directly or indirectly, solicit any employee of Buyer (or the Business) to work for any Person other than Buyer, or engage in any activity that would cause any employee to violate any agreement with Buyer, or dissuade, or attempt to dissuade, any such employee from faithfully discharging such employee's contractual and fiduciary obligations to serve Buyer's interests with undivided loyalty; and

                  7.2.4 induce or persuade any customer or supplier of Buyer (or the Business) to terminate its relationship with Buyer (or the Business) or to enter into any relationship with any other Person engaged in the business of developing, marketing, distributing, or selling services or software designed to provide information services, imaging tools, or animal supplements (except for the sale, prescription, or distribution of annual supplements in the ordinary course of a bovine and equine veterinary practice) in the markets of veterinary medicine, animal sciences, or human medicine, anywhere within the United States of America.

For purposes of this Section 7.2, "Confidential Information" means any information not in the public domain concerning any matters affecting or relating to the Business, including, but not limited to, inventions, trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, source code, databases, other original works of authorship, records, ideas and research relating to design, coding, operation, use, installation, or maintenance of computer software or proposed computer software products of the Business, any portion of any reports, analyses or other materials generated or used in connection with the Business, the prices Seller obtains or has obtained from the sale of, or at which it sells or has sold, its products and services, and listings of any or all of the foregoing, in whatever form, or any other information concerning the Business without regard to whether all or any part of the foregoing matter would otherwise be deemed "confidential" or "material," the parties hereto stipulating that, as between them, the same are confidential and material and significantly affect the effective and successful conduct of the Business. If any clause or provision of this Section 7.2 be found unenforceable by a court of competent jurisdiction, then such clause or provision shall be deemed to be enforceable to the extent permitted by law and every other clause and provision shall continue in full force and effect. Seller acknowledges that the restraints imposed upon it pursuant to this Section 7.2 are no greater than is reasonably necessary to preserve and protect the assets and legitimate business interests of Buyer and that such restraints will not impose undue hardship on Seller, and that a violation of this Section by Seller would irreparably injure Buyer. Accordingly, Buyer may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter against Seller, as applicable, for any such violation without having to prove the inadequacies of monetary relief and no bond or other security shall be required in connection with such injunction. The agreements contained in this Section 7.2 shall be construed and enforced independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or cause of action of Seller against Buyer, of whatever nature, shall not constitute a defense to the enforcement of the agreements contained in this
Section 7.2 against Seller.

         7.3 Satisfaction of Excluded Liabilities. From and after the Closing Date, Seller shall pay, perform, and otherwise satisfy in full when due, all liabilities and obligations that relate to or may affect the Business or the Purchased Assets, including, but not limited to, the Excluded Liabilities, excepting only the Assumed Liabilities.

         7.4 Further Assurances. From time to time after the Closing Date, without additional consideration, Seller shall execute and deliver all such other reasonable instruments of sale, assignment, conveyance, and transfer and shall take all such other reasonable action, as Buyer may reasonably request to more effectively transfer and vest in Buyer, and to put Buyer in possession of, any of the Purchased Assets including, but not limited to, the data which Seller processes.

         7.5 Name Change. Seller shall take all necessary corporate action to approve the withdrawal or cancellation of every registration or a corporate or assumed name incorporating the names "PCC," or "Professional Cattle Consultants, L.L.C." in each state where Seller has registered a corporate or assumed name incorporating such names. Seller shall prepare and deliver to Buyer at Closing, all documentation and filings necessary to effect such actions, in forms appropriate for filing by Buyer. After the Closing Date, Seller shall refrain from using the names "PCC" or Professional Cattle Consultants, L.L.C. or any derivation thereof, except in an historical manner.

         7.6 Collection of Accounts Receivable. For a period of ninety (90) days from the Closing Date, Seller shall reasonably assist Buyer in the collection of the Accounts Receivable.

         7.7 Best Efforts. For a period of ninety (90) days from the Closing Date, each of Seller and Roberta Tippins shall use its/her best efforts to maintain the oral and written Purchased Contracts and to undertake all actions necessary to effect the transition of such agreements/relationships to Buyer and to secure additional customers.


                                  ARTICLE VIII

                   FURTHER AGREEMENTS AND ASSURANCES OF BUYER

         8.1 Satisfaction of Conditions by Buyer. Buyer shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it in this Agreement, including, but not limited to, the satisfaction of the Assumed Liabilities, and Buyer shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform the obligations herein provided to be performed by it.

         8.2 Buyer to Assist in Obtaining Consents. Buyer shall provide assistance, as reasonably requested by Seller, to secure consents to the assignment of any of the Purchased Contracts to be assumed by Buyer hereafter.

         8.3 Employment. Buyer shall offer at-will employment to all employees of Seller set forth on Schedule 8.3, effective as of the first business day following the Closing Date, subject to execution by each such employee of Buyer's confidentiality and intellectual property agreement.

         8.4 Disclosure of Data. Buyer agrees that for so long as it provides its customers with what is currently referred to as the "PCC Monthly Cattle Gram" future form Buyer shall designate in its sole discretion, that it will provide to Tom Tippens and Lextron the PCC monthly Cattle Gram such information so long as each of Mr. Tippens and Lextron are current with their respective subscription and or others fees owed to Buyer, as in effect from time to time, and further provided that Mr. Tippen and Lextron agree that each shall not use such information to compete with Buyer in any way.


                                   ARTICLE IX

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

         9.1 Survival of Representations and Warranties. Notwithstanding any other provision of this Agreement, each and every representation and warranty of Seller set forth in this Agreement or any other agreement or document executed or delivered in connection herewith, shall survive the Closing for a period of two (2) years from the Closing Date, despite any investigations made by or on behalf of any party hereto, excepting only that the representations and warranties of Seller set forth in Sections 5.1 and 5.14, shall survive the Closing without limitation, and the representations and warranties with respect to taxes set forth in Section 5.9, shall survive until the expiration of any statutes of limitation applicable with respect to such taxes, including any extensions with respect to such statutes granted by or on behalf of Seller. All of the covenants and other agreements of the parties hereto shall survive the Closing until the expiration of any statutes of limitation applicable thereto.

         9.2 Indemnification. Seller hereby indemnifies and agree to defend and hold Buyer and its officers, directors, shareholders, affiliates, employees, successors, and assigns (collectively, the "Buyer Indemnitees") harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Buyer Indemnitees because of any inaccuracy in, or breach or violation of, any of the representations, warranties, covenants, or agreements made by Seller pursuant to this Agreement or any other agreement or document executed or delivered in connection herewith, whether or not such inaccuracy, breach, or violation was known or should have been known, by Buyer, Seller, on the date of this Agreement or on the Closing Date, it being the acknowledged intention of the parties that Seller shall be completely responsible for, and Buyer shall be conclusively deemed to have relied upon, such representations, warranties, and covenants in the consummation of the purchase and sale transactions contemplated herein. In addition, Seller hereby indemnifies and agrees to defend and hold the Buyer Indemnitees harmless from and against any and all liabilities, lawsuits, damages, costs and expenses (including, but not limited to, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Buyer Indemnitees as a result of: (i) any and all debts, liabilities (including, but not limited to, the Excluded Liabilities set forth in Section
0), obligations, or commitments of Seller of any nature whatsoever, whether approved, liquidated, unliquidated, ordinary, extraordinary, absolute, contingent, unknown, known, or otherwise, except the Assumed Liabilities, which Buyer expressly agrees to assume pursuant to Section 0; and (ii) any and all suits, actions, or claims (including, but not limited to, product liability, patent infringement, and unfair trade practice claims) relating to the sale or any other form of transaction, or any action or inaction on the part of Seller at any time on or prior to the Closing Date, whether or not pending as of the Closing Date.

                                    ARTICLE X

                                AMENDMENT; WAIVER

         10.1 Amendment. This Agreement may only be amended in a writing that refers to this Agreement and is executed by the parties hereto.

         10.2 Integration. This Agreement (including the Exhibits and Schedules hereto), and each agreement or document executed or delivered in connection herewith, embodies the entire agreement of the parties hereto in relation to the purchase and sale of the Purchased Assets and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

         10.3 Waiver; Remedies. No delay on the part of any party in exercising any right, power, or privilege shall operate as a waiver thereof, nor shall any waiver of any right, power, or privilege operate as a waiver of any other right, power, or privilege, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties otherwise may have at law or in equity, by statute or otherwise.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Successors, Assigns, and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successor and assigns; provided, however, that Seller may not make any assignment of this Agreement or any interest herein or obligation hereunder, without the prior written consent of Buyer. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.2 Governing Law. This Agreement shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Florida, applicable to contracts made and to be performed therein. Each of the parties to this Agreement irrevocably consents to the jurisdiction and venue (and waives any inconvenient forum objection) of the Federal and state courts located in the State of Florida, County of Indian River, for the purposes of any court proceedings hereunder and to accept service of process by mail.

         11.3 Specific Performance. The purpose of Buyer in entering this Agreement is to gain control of the Purchased Assets of the Business. Such Business and the Purchased Assets are unique and cannot be readily obtained on the open market. If Seller refuses to perform its obligations under this Agreement, Buyer shall be entitled to specific performance. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

         11.4 Certain Words. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement unless the context indicates otherwise. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

         11.5 Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) days after the date sent if sent by United States certified mail, return receipt requested, with proper postage thereon, one (1) day after the date sent if sent by overnight courier of national recognition, or when transmitted, if sent by facsimile, and shall be addressed as follows:

               (a)  If to Buyer:            eMERGE Vision Systems, Inc.
                                            10315 102nd Terrace
                                            Sebastian, FL  32968
                                            Attention: Charles L. Abraham

               with a copy to               Karen Keating, Esq.
                                            Safeguard Scientifics, Inc.
                                            800 The Safeguard Building
                                            435 Devon Park Drive
                                            Wayne, PA 19087-1945

                                            Veenita Bhatia, Esq.
                                            Morgan Lewis & Bockius
                                            1701 Market Street
                                            Philadelphia, PA 19103
                                            Telephone: 215-963-5220

               (b)  If to Seller:           [NEW COMPANY]
                                            2811 E. Main Street
                                            Weatherford, Oklahoma 73096
                                            Attn:  Tom L. Tippens

               with a copy to               Terry W. Tippens, Esq.
               Seller's counsel:            Fellers, Snider, Blankenship,
                                             Bailey & Tippens

                                          100 North Broadway
                                          1700 Bank One Tower
                                          Oklahoma City, Oklahoma 73102

               and to Lextron             Dr. Robert C. Hummel
                                          Arlen Anderson
                                          Lextron, Inc.
                                          620 "O" Street
                                          Post Office Box BB
                                          Greeley, Colorado  80632-1240

               with a copy to             John O'Brien, Esq.
               Lextron's counsel          Kerr Friedrich Brosseau Bartlett, LLC
                                          1600 Broadway, Suite 1360
                                          Denver, Colorado 80202


or at such other address or addresses as the party addressed may from time to time designate in writing.

         11.6 Expenses. All sales and similar taxes arising out of the transfer of the Purchased Assets and the transactions contemplated hereby shall be paid by the party responsible by law for such tax. All legal, accounting, and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         11.7 Confidentiality. All nonpublic information disclosed heretofore or hereafter by Buyer or Seller to the other in connection with this Agreement shall be kept confidential by such other, and shall not be used other than in connection with this Agreement, except to the extent it was known when received or as it is or hereafter becomes lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived, or except as may be required by court order or any governmental agency. Such obligation as to confidentiality and non-use shall survive any termination of this Agreement.

         11.8 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         11.9 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative, or unenforceable, the same shall not affect any other provision contained herein, or render the same invalid, inoperative, or unenforceable to any extent whatsoever, which provisions shall remain in full force and effect.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

         11.11 Record Retention. The parties hereto agree to retain for a period of seven (7) years from and after the Closing, and make available to each other and their respective agents, counsel, accountants, employees or representatives, all of the books, records and documents (including records with respect to accounts receivable, accounts payable and general ledger maintained on magnetic tape or any other electronic medium) relating to Seller which existed on the date next preceding the Closing and which were in the possession of any of them.

         IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed and delivered by its duly authorized officer as of the date first written in the Preamble to this Agreement.

                                   SELLER:

                                   Professional Cattle Consultants, L.L.C.,
                                      an Oklahoma limited liability company


                                   By:  /s/: Tom L. Tippens
                                       ----------------------------------
                                           Tom L. Tippens
                                   Its:  Co Manager

                                   Professional Cattle Consultants, L.L.C.,
                                      an Oklahoma limited liability company


                                   By:  /s/: Arlen Anderson
                                       ----------------------------------
                                           Arlen Anderson
                                   Its:  Co Manager

                                   BUYER:

                                   eMERGE Vision Systems, Inc., a Delaware
                                      corporation


                                   By: /s/: Charles L. Abraham
                                       ----------------------------------
                                   Its:  Chief Executive Officer
                                       ----------------------------------

                     LIST OF APPENDIX EXHIBITS AND SCHEDULES
APPENDIX

Appendix One               VetLife Contract

EXHIBITS

Exhibit A                  Bill of Sale and Assignment
Exhibit B                  Assignment and Assumption Agreement
Exhibit C                  Assignment of Intellectual Property
Exhibit D                  Confidentiality and Non-Compete Agreement
Exhibit E                  Shareholders' Agreement
Exhibit F                  Registration Rights Agreement
Exhibit G                  Legal Opinion

SCHEDULES

Schedule 1(a)              Inventory
Schedule 1(c)              Software Contracts
Schedule 1(d)              Computer Equipment
Schedule 1(e)              Equipment
Schedule 1(f)              Accounts Receivable
Schedule 1(h)              Purchased Contracts
Schedule 1(j)              Intellectual Property
Schedule 0                 Assumed Liabilities
Schedule 0                 Allocation of Purchase Price
Schedule 0                 Lien Termination Statements
Schedule 0                 Licenses and Permits
Schedule 0                 Copyright Protection
Schedule 0                 Trade Secret Protection
Schedule 0                 Litigation; Warranty Claims
Schedule 0                 Employee Benefit Plans
Schedule 0                 Insurance
Schedule 0                 Property Leases
Schedule 0                 Customers

                                       1